UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2012

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2012, the Compensation Committee of the Board of Directors of Identive Group Inc. (the “Company”) approved option grants to and changes to the compensation of certain executive officers of the Company.

The Committee approved a discretionary grant of an option to purchase 50,000 shares to each of the following executive officers: Jason Hart, Executive Vice President Identity Management and Cloud Solutions; Manfred Mueller, Executive Vice President and COO, Identification Products; Joseph Tassone, Executive Vice President Technology and Product Management; and David Wear, Chief Financial Officer. Each option vests over a four year period, with 25% of the shares subject to the option vesting after one year and the remaining shares vesting 1/36th per month for the following three years.

In addition, the Committee approved an increase in the annual base salary of Mr. Tassone from $200,000 to $225,000, with effect from January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

December 13, 2012	By:	/s/ David Wear
David Wear
Chief Financial Officer